EXHIBIT 99.3

Xerium Technologies, Inc. EXHIBIT 99.3

Reconciliation of Trailing Twelve Month Bank Adjusted EBITDA (A)

In Thousands

	Q2 2009	Q3 2009	Q4 2009	Q1 2010	Q2 2010	Q3 2010	Q4 2010	Q1 2011	Q2 2011	Q3 2011	Q4 2011	Q1 2012
Net Income (loss)	$1,601	$(7,381)	$(96,765)	$(30,157)	$(40,011)	$(3,656)	$738	$647	$1,622	$3,488	$2,433	$(7,522)
Goodwill impairment	—	—	80,600	—	—	—	—	—	—	—	—	—
Stock-based compensation	885	778	481	2,103	1,356	1,756	2,098	1,250	831	172	(814)	972
Depreciation	9,547	10,269	10,518	9,871	9,511	9,644	9,937	10,232	10,686	10,655	9,808	9,764
Amortization of intangibles	583	582	580	580	579	578	581	576	576	577	576	576
Curtailment/settlement gain	—	—	—	—	—	—	—	—	—	402	—	—
Deferred financing cost amortization	1,158	1,201	1,522	1,575	3,908	238	232	236	366	1,011	694	1,054
Unrealized foreign exchange (gain) loss on revaluation of debt	(88)	(1,149)	93	149	693	(1,567)	(896)	(610)	(804)	2,484	(931)	8
Deferred taxes	806	1,396	4,751	558	2,174	1,573	4,309	660	549	1,037	(1,910)	(182)
(Gain) loss on disposition of property and equipment	(783)	(8)	45	86	23	(171)	(2,043)	(538)	(26)	(40)	40	(446)
Asset impairment	—	1,667	2	—	748	2,123	19	(0)	—	—	—	—
Non-cash interest expense related to interest rate swaps	396	859	2,165	3,211	2,147	2,160	2,203	0	—	—	—	—
Loss on extinguishment of debt	—	—	—	(0)	—	—	—	—	2,926	—	—	—
Non-cash reorganization expenses	—	—	—	14,283	14,400	—	—	—	—	—	—	—
Reorganization expenses accrued					4,546	(3,231)	(1,200)	(115)	115	—	—	—
Net change in operating assets and liabilities	(13,781)	3,093	8,350	2,575	(7,066)	(3,821)	1,291	(12,532)	(9,886)	4,289	4,476	5,928

Net cash provided by (used in) operating activities	324	11,307	12,342	4,834	(6,995)	5,626	17,269	(194)	6,955	24,075	14,372	10,152
Cash interest expense, net	14,016	14,365	15,661	10,858	10,810	9,622	9,831	9,618	9,616	8,862	8,746	8,544
Net change in operating assets and liabilities	13,781	(3,093)	(8,350)	(2,575)	7,066	3,821	(1,291)	12,532	9,886	(4,289)	(4,476)	(5,928)
Cash income tax expense	1,891	2,028	(2,447)	1,578	2,876	2,745	2,453	2,758	2,481	2,227	2,878	839
Goodwill impairment	—	—	(80,600)	—	—	—	—	—	—	—	—	—
Stock-based compensation	(885)	(778)	(481)	(2,103)	(1,353)	(1,756)	(2,098)	(1,250)	(831)	(172)	814	(972)
Curtailment/settlement gain	—	—	—	—	—	—	—	—	—	(402)	—	—
Asset impairment	—	(1,667)	(2)	—	(748)	(2,123)	(19)	0	—	—	—	—
Unrealized foreign exchange (gain) loss on revaluation of debt	88	1,149	(93)	(149)	(693)	1,567	896	610	804	(2,484)	931	(8)
Gain (loss) on disposition of property and equipment	783	8	(45)	(86)	(23)	171	2,043	538	26	40	(40)	446
Non-cash reorganization expenses	—	—	—	(14,283)	(18,946)	3,231	1,200	115	(115)	—	—	—
Loss on extinguishment of debt	—	—	—	0	—	—	—	—	(2,926)	—	—	—

EBITDA	29,998	23,319	(64,015)	(1,927)	(8,004)	22,904	30,284	24,727	25,896	27,857	23,225	13,073
Unrealized foreign exchange (gain) loss on revaluation of debt	—	—	—	—	—	—	(1)	—	—	—	—	—
Amendment/termination costs						—					—
Change in fair value of interest rate swaps	(397)	(859)	(2,164)			—					—
Changes in value of other derivatives	—	—	—			—					—
Operational Restructuring Expense	1,026	87	1,184	1,567	1,796	1,199	2,552	168	542	577	302	3,974
Inventory write-offs under restructuring programs	142	104	(0)	—	—	—	—	—	—	—	—	—
Growth program costs	—	—	—			0					—
Non-cash Compensation and related expenses	885	778	481	2,389	1,041	2,067	1,812	1,250	831	172	(814)	972
Non-cash impairment charges	—	1,667	80,602	—	748	2,123	19	(0)	—	—	—	—
Non-recurring expenses resulting from cost reduction programs											—
Change in accounting policies	—	—	—	(1,400)	—	—	—	—	—	—	—	—
Financial restructuring costs (B)	—	—	—	9,563	15,251	799	584	—	—	—	—	—
Write-off of deferred financing costs as “reorganization items”	—	—	—	14,283	—	—	—	—	—	—	—	—
Expenses Incurred in connection with indebtedness or refinancing transaction	—	—	—	—	14,400	—	—	—	2,926	—	—	—
Non recurring expenses related to the CEO retirement												801

Adjusted EBITDA for the quarter as previously reported	$31,652	$25,096	$16,088	$24,476	$25,230	$29,094	$35,250	$26,145	$30,195	$28,606	$22,713	$18,820

Less: disallowed items under current credit agreement:
Unrealized foreign exchange gain on revaluation of debt	—	—	—	—	—	—	—	—	—	—		—
Amendment/termination costs
Change in fair value of interest rate swaps	397	859	2,164
Changes in value of other derivatives	—	—	—
Growth program costs	—	—	—
Plus: new items under the current credit agreement:
Non-cash change in or adoption of accounting policies
Financial Restructuring Costs	274	1,961	6,501
Non-cash expense from granting of Common Stock
Non-cash expense relating to pension or benefit arrangements

Proforma Adjusted EBITDA under the current credit agreement	$32,325	$27,916	$24,753	$24,476	$25,230	$29,093	$35,251	$26,145	$30,195	$28,606	$22,713	$18,820

Adjusted EBITDA for the trailing twelve months (“TTM”)				$109,470	$102,375	$103,552	$114,050	$115,719	$120,684	$120,197	$107,659	$100,334

(A) — Adjusted EBITDA for all periods above have been presented in accordance with the definition of Adjusted EBITDA in the current credit facility except as noted below.

(B) — Financial restructuring costs under the definition of Adjusted EBITDA in the current credit facility are not adjustments added back to net income (loss) to arrive at Adjusted EBITDA for periods beginning after the quarter ended June 30, 2011. For all quarters in 2010, such items were added back to net income (loss) to arrive at Adjusted EBITDA based on the terms of the prior credit facility.

Had these adjustments not been in place in 2010, Adjusted EBITDA would have decreased by $9.6 million, $15.3 million, $0.8 million and $0.6 million, respectively.

Xerium Technologies, Inc.

Reconciliation of Total Working Capital as a Percentage of Revenue

	Q1 2010	Q2 2010	Q3 2010	Q4 2010	Q1 2011	Q2 2011	Q3 2011	Q4 2011	Q1 2012
Net Sales	$135,015	$132,827	$135,899	$144,593	$143,166	$150,378	$148,227	$145,189	$134,364
“Trade AR” (per calculation below)	$88,475	$83,268	$91,503	$93,332	$99,359	$98,068	$92,714	$90,938	$88,498
Inventory	75,583	72,802	78,863	81,927	90,177	98,833	91,364	83,317	86,735
Less: “Trade AP” (per calculation below)	26,057	27,029	26,517	32,779	30,834	29,162	25,955	29,077	30,265

Trade Working Capital	$138,001	$129,041	$143,849	$142,480	$158,702	$167,739	$158,123	$145,178	$144,968

% of Net Sales	25.6%	24.3%	26.5%	24.6%	27.7%	27.9%	26.7%	25.0%	27.0%

Calculation of Trade AR (C)
Accounts Receivable	$88,475	$83,268	$91,503	$93,332	$99,359	$99,116	$93,432	$91,784	$89,399
Less: Other Receivables						(1,048)	(718)	(846)	(901)

Trade Accounts Receivable	$88,475	$83,268	$91,503	$93,332	$99,359	$98,068	$92,714	$90,938	$88,498

Calculation of Trade AP
Accounts Payable	$30,488	$30,923	$31,991	$41,686	$37,992	$36,270	$33,474	$39,743	$36,736
Less: Deposits Received	(2,899)	(2,394)	(3,493)	(3,415)	(4,913)	(5,486)	(5,881)	(5,813)	(4,690)
Less: Other Payables	(1,532)	(1,500)	(1,981)	(5,492)	(2,245)	(1,622)	(1,638)	(4,852)	(1,781)

Trade AP	$26,057	$27,029	$26,517	$32,779	$30,834	$29,162	$25,955	$29,077	$30,265

(C) — Trade AR excludes Other Receivables for the purposes of trade working capital measurement beginning Q2 2011.